UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 5, 2007

THE CHEESECAKE FACTORY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02             DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 6, 2007, the Compensation Committee and Board of Directors of the Company approved a performance incentive target for fiscal 2007 under the Company’s Amended and Restated Performance Incentive Plan (the “Plan”) for executive officers and other corporate employees based upon the Company achieving a specified level of consolidated income from operations and subject to specified potential adjustments. The performance incentive target for The Cheesecake Factory Bakery Incorporated, a wholly owned subsidiary of the Company, also requires achievement of a specified level of operating profit of the bakery division.

Participants will have the opportunity to earn a performance achievement bonus if the Company achieves at least 95% of its performance incentive target for the year.  For fiscal 2007, the potential percentage of salary payable to an executive officer as a performance achievement bonus under the Plan ranges from 18% to 60% of base salary, depending upon the level of the Company’s achievement of its performance incentive target (from 95% to 105%) and the executive officer’s position in the Company.  The maximum performance achievement bonuses payable under the Plan to the executive officers of the Company if the performance incentive target is achieved at the highest level are as follows:

MAXIMUM POTENTIAL BONUS

David Overton,	$439,200
Chairman and Chief Executive Officer
The Cheesecake Factory Incorporated

Michael J. Dixon	$148,800
Senior Vice President and Chief Financial Officer
The Cheesecake Factory Incorporated

Debby R. Zurzolo	$193,050
Executive Vice President. General Counsel and Secretary
The Cheesecake Factory Incorporated

Max S. Byfuglin	$170,100
President
The Cheesecake Factory Bakery Incorporated

There is no assurance that the Company will achieve the performance incentive targets established by the Compensation Committee in any fiscal year.  At least 95% of the performance achievement target must be achieved in fiscal 2007 in order for any performance achievement bonuses to be payable under the Plan.

The Company’s stockholders approved the material terms of the performance incentive goals under the Plan at the 2005 Annual Meeting of Stockholders.

On March 6, 2007, the Compensation Committee and Board of Directors of the Company approved additional compensation to be paid to Peter D’Amelio, Max S. Byfuglin and Debby R. Zurzolo in the amount of $56,300, $45,300 and $29,300, respectively, to cover the estimated personal tax liability and applicable interest due under Internal Revenue Code Section 409A for misdated stock option grants that were exercised in fiscal 2006.

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors of the Company amended Sections 5.1, 5.2 and 5.3 of the Company’s By-laws, effective March 6, 2007, in order to include specific references in those sections to uncertificated shares in light of a recent Securities and Exchange Commission rule change requiring securities listed on The Nasdaq Stock Market to be eligible for a direct registration system.  The full text of these sections, as amended, is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

SECTION 8 — OTHER EVENTS

ITEM 8.01         OTHER EVENTS

In a press release dated March 6, 2007, The Cheesecake Factory Incorporated announced the opening of its ninth Grand Lux Cafe at the Aventura Mall in Aventura, Florida on March 5, 2007.  The restaurant contains approximately 10,400 square feet and 300 seats.

The full text of this press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

In a press release dated March 7, 2007, The Cheesecake Factory Incorporated announced that the Company’s Board of Directors approved an increase of 10 million shares in the share repurchase authorization of the Company’s common stock.  The additional authorization supplements the existing six million shares previously authorized by the Board of Directors.  With approximately 2.4 million shares remaining under the previous authorization, the aggregate available authorization now totals approximately 12.4 million shares.  The Company also announced that it intends to enter into an agreement to repurchase $200 million of its shares of common stock through a broker-dealer in an accelerated share repurchase (ASR) transaction.

The Company initially intends to fund the share repurchase with cash on hand and a temporary credit facility in the amount of $150 million.  The Company plans to secure a revolving credit facility in the amount of $200 million to replace this temporary credit facility, its current $35 million credit facility and to be available to the Company for other purposes.  As of January 2, 2007, the Company had cash and marketable securities of approximately $134 million and no funded debt on its balance sheet.

The full text of this press release is attached as Exhibit 99.3 to this report and is herein incorporated by reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

99.1	Sections 5.1, 5.2 and 5.3 of the Company’s By-laws, as amended

99.2	Press release dated March 6, 2007 entitled, “The Cheesecake Factory Opens Grand Lux Cafe in Aventura, Florida”

99.3	Press release dated March 7, 2007 entitled, “The Cheesecake Factory Announces Additional 10 Million Share Repurchase Authorization; Company to Obtain $200 Million in Financing to Support Repurchase”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2007	THE CHEESECAKE FACTORY INCORPORATED

By:	/s/ MICHAEL J. DIXON
Michael J. Dixon Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Sections 5.1, 5.2 and 5.3 of the Company’s By-laws, as amended

99.2	Press release dated March 6, 2007 entitled, “The Cheesecake Factory Opens Grand Lux Cafe in Aventura, Florida”

99.3	Press release dated March 7, 2007 entitled, “The Cheesecake Factory Announces Additional 10 Million Share Repurchase Authorization; Company to Obtain $200 Million in Financing to Support Repurchase”